For use with the public.
                  Principal Variable Contract Funds Proxy Vote

Principal Variable Contracts Fund, Inc. will be soliciting shareholder approval on several issues in late 2006. The issues addressed in these shareholder solicitations will include addition of some current WM Group of Funds directors to the Principal Variable Contract Funds board and fund mergers. A complete list of the issues addressed and the impacted shareholders is available here. Several issues result from our acquisition of WM Advisors (WMA), which was announced in July.

On July 25, 2006, the Principal Financial Group(R) announced its plan to acquire WM Advisors, Inc. and its subsidiaries from Washington Mutual, Inc. The transaction is expected to close year-end 2006.

Upcoming Fund Mergers
Pending approval by WM Group of Funds shareholders, The Principal(R) plans to strength its retail investment offerings by merging assets under management currently held with WM Group of Funds into the Principal Investors Fund, Inc. and Principal Variable Contracts Fund, Inc. The fund mergers are slated to take place in January 2007.

Proxy Mailings
Several issues related to this proposal require shareholder approval. Proxy statements and voting ballots will be mailed to you beginning on November 10, 2006. Shareholder votes will be determined by the positions held on the date of record which is October 6, 2006.

Shareholders can vote by phone (refer to your proxy materials for the toll-free voting number), vote online by visiting the Internet site listed on your proxy card or vote by mail. Specific voting information will be included in your proxy mailing.

If you have questions about the voting process or if you have misplaced your proxy materials, please call 1-866-904-8750. Staff will be on hand to assist you Monday - Friday from 9 a.m. - 11 p.m. (Eastern) and on Saturday from 12 p.m. - 6 p.m. (Eastern).

Please Vote!
It is very important that shareholders vote as soon as possible. Ballots are due back to the proxy solicitor by December 15, the date of the shareholder meeting,

--------------------------------------------------------------------------------
This solicitation is sent by the Principal Investors Fund, Inc. and Principal Variable Contracts Fund, Inc. board of directors in connection with the special meeting of shareholders to be held on December 15, 2006 at 2 p.m. at
680-8th  St., Des Moines,  IA, 50392, and at any adjournment or postponement thereof.
--------------------------------------------------------------------------------

Please read the proxy statement when available because it contains important information. The proxy statement is also available at no cost on the SEC's Web site (http://www.sec.gov/).

Principal Investors Fund, Inc. is distributed by Princor Financial Services Corporation, 800-247-4123, member SIPC. Securities are offered through Princor(R) and/or independent broker/dealers. Securities sold by a Princor Registered Representative are offered through Princor. Princor is a member of the Principal Financial Group(R), Des Moines, IA 50392.


Before investing in mutual funds, investors should carefully consider the investment objectives, risks, charges and expenses of the funds. This and other information is contained in the free prospectus, which can be obtained from your local representative. Please read the prospectus carefully before investing.

#6290092008

                  Principal Variable Contract Funds Proxy Vote

Principal Variable Contracts Fund, Inc. will be soliciting shareholder approval on several issues in late 2006. The issues addressed in these shareholder solicitations will include addition of some current WM Group of Funds directors to the Principal Variable Contract Funds board and fund mergers. A complete list of the issues addressed and the impacted shareholders is available here. Several issues result from our acquisition of WM Advisors (WMA), which was announced in July.

On July 25, 2006, the Principal Financial Group(R) announced its plan to acquire WM Advisors, Inc. and its subsidiaries from Washington Mutual, Inc. The transaction is expected to close year-end 2006.

Upcoming Fund Mergers
Pending approval by WM Group of Funds shareholders, The Principal(R) plans to strength its retail investment offerings by merging assets under management currently held with WM Group of Funds into the Principal Investors Fund, Inc. and Principal Variable Contracts Fund, Inc. The fund mergers are slated to take place in January 2007.

Proxy Mailings
Several issues related to this proposal require shareholder approval. Proxy statements and voting ballots will be mailed beginning on November 10, 2006. Shareholder votes will be determined by the positions held on the date of record which is October 6, 2006. You will receive proxy materials if you were a shareholder on the date of record.


Shareholders can vote by phone (refer to your proxy materials for the toll-free voting number), vote online by visiting the Internet site listed on your proxy card or vote by mail. Specific voting information will be included in your proxy mailing.

If you have questions about the voting process or if you have misplaced your proxy materials, please call 1-866-904-8750. Staff will be on hand to assist you Monday - Friday from 9 a.m. - 11 p.m. (Eastern) and on Saturday from 12 p.m. - 6 p.m. (Eastern).

Please Vote!
It is very important that shareholders vote as soon as possible. Ballots are due back to the proxy solicitor by December 15, the date of the shareholder meeting,

--------------------------------------------------------------------------------
This solicitation is sent by the Principal Investors Fund, Inc. and Principal Variable Contracts Fund, Inc. board of directors in connection with the special meeting of shareholders to be held on December 15, 2006 at 2 p.m. at 680-8th St., Des Moines, IA, 50392, and at any
adjournment or postponement thereof.
--------------------------------------------------------------------------------

Please read the proxy statement when available because it contains important information. The proxy statement is also available at no cost on the SEC's Web site (http://www.sec.gov/).

Principal Investors Fund, Inc. is distributed by Princor Financial Services Corporation, member SIPC. Securities are offered through Princor(R) and/or independent broker/dealers. Securities sold by a Princor Registered Representative are offered through Princor. Princor is a member of the Principal Financial Group(R), Des Moines, IA 50392.

Before investing in mutual funds, investors should carefully consider the investment objectives, risks, charges and expenses of the funds. This and other information is contained in the free prospectus, which can be obtained from your local representative. Please read the prospectus carefully before investing.